Exhibit 99.1

News Release

Wesco Aircraft Announces Secondary Offering by Selling Stockholders

VALENCIA, Calif.—(BUSINESS WIRE)—Sept. 27, 2012- Wesco Aircraft Holdings, Inc. (NYSE: WAIR), a leading provider of  comprehensive supply chain management services to the global aerospace industry, today announced  that certain employees and former employees have agreed to sell 1,800,000 shares of its common stock in an underwritten offering. The shares are being sold to cover a portion of the employees’ tax liability resulting from the scheduled delivery of 5,604,316 shares of common stock in the aggregate in satisfaction of certain restricted stock unit awards that were granted in 2006 in connection with the Company’s recapitalization with The Carlyle Group.  The Company will also pay approximately $8.8 million in cash, in lieu of the delivery of 621,305 shares in the aggregate (which amount may be adjusted based on the final purchase price of the shares sold in the offering), in satisfaction of a portion of the restricted stock unit awards held by the employee stockholders pursuant to the terms of the applicable equity incentive plan.  The Company will not sell any shares in the offering and will not receive any proceeds from the offering.

The shares will be offered pursuant to an effective resale registration statement previously filed with the Securities and Exchange Commission. A prospectus relating to the offering has been filed with the Securities and Exchange Commission. Copies of the prospectus may be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Email: Barclaysprospectus@broadridge.com, (888) 603-5847.

Barclays will act as sole underwriter for the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to any registration or qualification under the securities laws of such jurisdiction. Any offer of securities covered by the resale registration statement may be made solely by means of the prospectus included in the registration statement containing specific information about the terms of any such offering.

About Wesco Aircraft

Wesco Aircraft is one of the world’s largest distributors and providers of comprehensive supply chain management services to the global aerospace industry. The Company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery and point-of-use inventory management. The Company believes it offers the world’s broadest inventory of aerospace parts, comprised of approximately 500,000 different stock keeping units, including hardware, bearings, tools, electronic components and machined parts. Wesco Aircraft has more than 1,200 employees across 44 locations in 12 countries.

Forward Looking Statements

Certain information in this news release contains forward-looking statements with respect to the Company’s expectations or beliefs concerning future events. In some cases, you can identify forward-looking statements by terminology such as “guidance,” “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although the Company believes that such forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct. Such forward-looking statements involve risks, uncertainties, estimates and assumptions that may cause the Company’s actual results, performance or achievements to be materially different than those set forth in this news release. In particular, there can be no assurances that the offering by the employee stockholders will be consummated or that it will be consummated on the terms described in this new release. Additional information relating to factors that may cause actual results to differ from the Company’s forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as supplemented by the Company’s Quarterly Report on Form 10-Q for the quarterly periods ended December 31, 2011, March 31, 2012 and June 30, 2012. The Company undertakes no obligation to update or revise forward-looking statements after the day of the release as a result of new information, future events or developments except as required by law.

Source: Wesco Aircraft Holdings, Inc.

Wesco Aircraft Holdings, Inc.
Richard Zubek, 661-802-5078
Investor Relations